UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2017
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2017 the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) increased the number of Directors constituting the entire Board from nine (9) to ten (10), and, in accordance with Section 3.10 of the Company’s Amended and Restated By-laws, appointed Ms. Carla C. Sanders as a Class I Director to fill the vacancy created by this increase. Ms. Sanders’ was also appointed to the Compensation Committee.
Ms. Sanders is Senior Vice President of Human Resources and a member of the Executive Committee for AMC Entertainment Holdings, Inc., (NYSE: AMC). AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with over 40,000 employees worldwide. Ms. Sanders is responsible for the strategic development and implementation of benefits, community relations, compensation, employment practices, human resource systems, talent acquisition and training and development to secure and retain the highest performing talent at AMC. Ms. Sanders is a steward of AMC’s culture ensuring alignment with the long-term strategic priorities of the enterprise. Most recently, Ms. Sanders has served as co-chair for the AMC Cares Grant Ceremony and Golf Invitational for three years, was a member of the AMC Information Security Committee, and AMC Scholarship Committee, and continues to serve on the AMC Investment Committee and as Executive Sponsor of the AMC Cares Charitable Fund. She is a member of the boards of directors for the Negro Leagues Baseball Museum and the Kansas City Friends of the Zoo, and serves as board chair for the Central Exchange win/win. She also participates in various national organizations and was inducted as a member of the 2016 class of Women Who Mean Business, a recognition for women who are top-ranking corporate executives, engaged in for-profit businesses or are entrepreneurs in the Kansas City region.
There was no arrangement or understanding between Ms. Sanders and any other persons pursuant to which Ms. Sanders was selected to serve as a Director of the Company. Also, Ms. Sanders has no relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than being entitled to the compensation payable to non-employee Directors as disclosed in the Company’s proxy statement for its Annual Meeting of Shareholders on May 23, 2017, Ms. Sanders is not a party to any plans, contracts or arrangements providing for any grants, awards or other compensation payable to Ms. Sanders by the Company.
The Board has considered what it believes to be all of the relevant facts and circumstances relating to the relationship between the Company and Ms. Sanders, including the independence standards set forth in Nasdaq Rule 5605(a)(2), the independence standards set forth in Rule 10C-1(b)(1) promulgated by the SEC under the Exchange Act, and has determined that, in its opinion, Ms. Sanders does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that she is an “Independent Director” for purposes of these Rules.

Item 7.01.	Regulation FD Disclosure.
A copy of the Company’s press release, dated June 28, 2017, relating to the appointment of Ms. Sanders is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.
99.1     Press Release by First Business Financial Services, Inc. dated June 28, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2017	FIRST BUSINESS FINANCIAL SERVICES, INC. By: /s/ Barbara M. Conley Barbara M. Conley General Counsel